UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - December 21, 2023

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Director and Appointment of New Director

Pursuant to the Third Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Oncor Electric Delivery Company LLC (“Oncor”), Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which owns 80.25% of Oncor’s outstanding equity interests and is indirectly wholly-owned by Sempra, has the right to designate two directors (each, a “Majority Member Director”) to serve on Oncor’s Board of Directors (the “Board”). On December 21, 2023, pursuant to written direction from Sempra Texas Intermediate Holding Company LLC, the sole member of Oncor Holdings, Oncor Holdings provided written direction to Oncor in accordance with the LLC Agreement to remove Trevor I. Mihalik, a Majority Member Director, from the Board, effective as of January 1, 2024, and to appoint Justin C. Bird as his successor to serve on the Board as a Majority Member Director, effective as of January 1, 2024. As of the date hereof, the Board has not elected Mr. Bird to any Board committees.

Mr. Bird, 52, currently serves as chief executive officer of Sempra Infrastructure and he will also assume the position of executive vice president of Sempra as of January 1, 2024. For a description of related party transactions between Oncor and Sempra and its affiliates, please see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in Oncor’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: December 22, 2023